UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2023 (September 26, 2023)

Oaktree Gardens OLP, LLC

(Exact name of Registrant as specified in its charter)

Delaware	000-56548	92-2553158
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On September 26, 2023, Oaktree Gardens OLP, LLC (the “Company”) entered into a revolving credit agreement (the “Credit Agreement”) by and among the Company, as initial borrower, Gardens Coinvest, LLC, as initial qualified borrower, Oaktree Gardens OLP SPV, L.P. (the “SPV”), as initial guarantor, Oaktree OLPG GP, L.P. (the “GP”), as general partner, Oaktree OLPG GP Ltd. (the “Ultimate GP”), as ultimate general partner, and Sumitomo Mitsui Banking Corporation, as lender. The Credit Agreement provides for a senior secured revolving credit facility (the “Credit Facility”) of up to $125 million (the “Maximum Commitment”) in aggregate principal amount, subject to the lesser of (i) 90% of unfunded commitments from certain eligible investors in the Company and (ii) the Maximum Commitment. The maturity date of the Credit Facility is September 26, 2024. Borrowings under the Credit Facility bear interest at a rate equal to (1) the term secured overnight financing rate (“SOFR”) for the selected period plus 2.45% per annum for SOFR loans or (2) the greatest of (a) the Prime Rate plus 1.45% per annum, (b) the Federal Funds Rate plus 1.95% per annum, and (c) Daily Simple SOFR in effect for such day plus 1.45% per annum for reference rate loans. There is a non-usage fee of 0.25% per annum on the unused portion of the Credit Facility, payable quarterly.

The Credit Facility is secured by a first priority security interest, subject to customary exceptions, in (i) all capital commitments of investors in the SPV, (ii) the SPV’s, the GP’s and the Ultimate GP’s right to make capital calls, receive payment of capital contributions from investors and enforce payment of capital commitments and capital contributions under the SPV’s subscription agreements with investors and other operative documents and (iii) a cash collateral account into which the capital contributions from investors are made. The Company has made customary representations and warranties and is required to comply with various affirmative and negative covenants, reporting requirements and other customary requirements for similar credit facilities. The borrowings of the Company, including under the Credit Facility, are subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

On September 28, 2023, the Company issued 3,190,429 common units at a price of $20.06 per unit for an aggregate amount of $64.0 million in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder pursuant to a capital call made by the Company on the same date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Revolving Credit Agreement, dated September 26, 2023, by and among Oaktree Gardens OLP, LLC, as initial borrower, Gardens Coinvest, LLC, as initial qualified borrower, Oaktree Gardens OLP SPV, L.P., as initial guarantor, Oaktree OLPG GP, L.P., as general partner, Oaktree OLPG GP Ltd., as ultimate general partner, and Sumitomo Mitsui Banking Corporation, as lender

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE GARDENS OLP, LLC

Date: October 2, 2023	By:	/s/ Christopher McKown
Name: Christopher McKown
Title: Chief Financial Officer and Treasurer